DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                     SERIES 3-A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  VSOURCE, INC.



                          I.     DESIGNATION AND AMOUNT

     This series of Preferred Stock of Vsource, Inc., a Delaware corporation (the "Company"), is designated Series 3-A Convertible Preferred Stock, par value
      -------
$0.01  per  share  (the "Series 3-A Preferred Stock").  The number of authorized
                         --------------------------
shares  of  Series  3-A  Convertible  Preferred  Stock  shall  be  500,000.

                          II.     CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A.     "Bankruptcy  Event" shall mean any one or more of the following: (i)
             -----------------
the commencement of any voluntary proceeding by the Company seeking entry of an order for relief under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law; (ii) the making by the Company of a general assignment for the benefit of its creditors; (iii) the commencement of any involuntary proceeding respecting the Company seeking entry of an order for relief against the Company in a case under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law if such proceeding remains unstayed for 60 days; (iv) entry of a decree or order respecting the Company by a court having competent jurisdiction, which decree or order (x) results in the appointment of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property or (y) orders the winding up, liquidation, dissolution, reorganization, arrangement, adjustment, or composition of the Company or any of its debts; (v) the appointment, whether or not voluntarily by the Company, of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property;
(vi) the failure by the Company to pay, or its admission in writing of its inability to pay, its debts generally as they become due; (vii) the exercise by any creditor of any right in connection with an interest of such creditor in any substantial part of the Company's property, including, without limitation, foreclosure upon all or any such part of the Company's property, replevin, or the exercise of any rights or remedies provided under the Uniform Commercial Code with regard thereto; and (viii) the consent by the Company to any of the actions, appointments, or proceedings described herein or the failure of the Company to contest in good faith any such actions, appointments, or proceedings. For purposes of this paragraph, the "Company" shall also refer to any material subsidiary thereof.

     B.     "Conversion  Conditions"  means  either
             ----------------------

               (a) the Company has (I) adopted, had approved by its shareholders and has filed with the Secretary of State of Delaware (and there shall remain in effect) an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's Common Stock to at least 200 million shares and (II) obtained the approval of its shareholders of the issuance of shares of Common Stock upon conversion of the Series 3-A Preferred Stock pursuant to Section VII hereof, or

               (b) The Company has determined not to seek one or both of the approvals referred to in clause (a) and the Company has received an opinion of counsel, which has not been withdrawn, to the effect that (I) such approval that is not being sought is not required for the Company to issue shares of Common Stock upon the conversion of the Series 3-A Preferred Stock pursuant to Section VII hereof, (II) such shares of Common Stock, upon issuance, will be fully paid, validly issued and nonassessable, and (III) such issuance would not violate the rules or regulations of any securities exchange or market on which any of the Company's securities is then listed, if any.

The Company will give each holder of Series 3-A Preferred Stock prompt written notice of (a) the satisfaction of the Conversion Conditions, and (b) if at any time after satisfaction of the Conversion Conditions pursuant to clause (b), the Conversion Conditions cease to be satisfied.

     C.     "Conversion  Price"  shall initially be $0.10.  The Conversion Price
             -----------------
shall  be  subject  to  adjustment  pursuant  to  Section  VII.D.

     D.     "Original  Issue  Price"  means $60 per share (as adjusted for stock
             ----------------------
splits, stock dividends, combinations and the like for the Series 3-A Preferred Stock).

     E.     "Redemption  Amount"  means  with  respect  to a share of Series 3-A
            -------------------
Preferred Stock for which a Redemption Notice or a Mandatory Redemption Notice has been delivered an amount in cash equal to the greater of (i) three (3) times the sum of (a) the Original Issue Price plus (b) all accrued and unpaid dividends (as if declared, but whether or not declared) on such share of Series 3-A Preferred Stock from the date of issuance (the amount described in this clause (b) is referred to as the "Premium Amount") and (ii) the Fair Market
                                       --------------
Value of the Common Stock into which such shares of Series 3-A Preferred Stock are convertible on the date of the Redemption Notice (regardless of any limitations or restrictions on conversion), provided that in no event will the Fair Market Value of the Common Stock for purposes of calculating the Redemption Amount pursuant to this clause (ii) be greater than $0.35 per share (subject to adjustments for stock splits, stock dividends and like transactions with respect to the Common Stock). Except as provided in the proviso to clause (ii) of the prior sentence, the Fair Market Value of the Common Stock shall be determined in the same manner as Section IV.B hereof.

                               III.     DIVIDENDS.

     A. The Holders of shares of Series 3-A Preferred Stock shall be entitled to receive, out of any assets legally available therefor, and when, as and if declared by the Board of Directors, cumulative dividends at the rate equal to 10% of the Original Issue Price therefore per share annually. No dividend may be declared and paid upon shares of Common Stock in any fiscal year of the Company unless dividends at the rate set forth above since the date of issuance have first been paid upon or declared and set aside for payment to the holders of the shares of Series 3-A Convertible Preferred Stock for such fiscal year of the Company. No undeclared or unpaid dividend shall ever bear interest.

     B. The Holders of Series 3-A Preferred Stock, in such capacity, shall be entitled to such cash dividends paid and cash distributions made to the holders of Common Stock to the same extent as if such holders' shares of Series 3-A Preferred Stock had been converted into Common Stock as provided herein (without regard to any limitations on conversion herein or elsewhere contained) and had such Common Stock been issued and outstanding on the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                         IV.     LIQUIDATION PREFERENCE

     A.     Liquidation  of  the  Company.  In  the  event  of  any liquidation,
            -----------------------------
dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series 3-A Preferred Stock shall be entitled to receive, after distribution of all amounts due to the holders of the Company's Series 1-A Preferred Stock under Article 4, Section C.2(a) and C.2(b) of the Corporation's Certificate of Incorporation, if any, (computed as if no shares of Series 3-A Preferred Stock were then outstanding) and distribution of all amounts due to the holders of the Company's Series 2-A Preferred Stock under Section 4(a) and 4(b) of the Certificate of Designation for such Series (computed as if no shares of Series 3-A Preferred Stock were then outstanding), and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership thereof, a preference amount for each outstanding share of Series 3-A Preferred Stock held by such holder equal to the greater of (i) three (3) times the sum of (a) the Original Issue Price for that outstanding share of Series 3-A Preferred Stock, plus (b) the Premium Amount, and (ii) the amount that would be payable to such holder had all of such holders' shares of Series 3-A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Company. Nothing in this Section IV will be construed to adversely affect the rights, preferences, privileges or limitations of the holders of the Series 1-A Preferred Stock or the Series 2-A Preferred Stock upon a liquidation, dissolution or winding up of the Company or reduce the amount to which such holders are entitled under the Company's Certificate of Incorporation or the Series 2-A Certificate of Designation (assuming for such purpose that no shares of Series 3-A Preferred Stock were then outstanding).

     B. For purposes of this Section IV, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by or to include (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation, excluding a merger solely to change the domicile of the Company) or (ii) a sale of all or substantially all of the assets of the
Company; unless, in each case, the Company's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity. In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. The fair market value of common stock which is publicly traded on an exchange or the NASDAQ National Market System or Small Cap Market shall be the average of the daily market prices of that stock over the 20 consecutive trading days immediately preceding (and not including) the date the Company or its shareholders receive such stock. The daily market price for each trading day shall be: (A) the closing price on that day on the principal exchange  or  NASDAQ  on  which  such common stock is then listed or admitted to trading, as applicable; or (B) if no sale takes place on that day on such exchange or NASDAQ, the average of the official closing bid and asked prices for that stock. Otherwise, the fair market value of such consideration shall be determined in good faith by the Board of Directors of the Company (the "Board")
                                                                         -----
and  provided  in  writing  by  the  Company  to  the  holders of the Series 3-A
Preferred  Stock  within  five  (5)  days  of  the  date  of such determination;
provided,  however,  that  the  fair market value of such consideration shall be
           -------
determined by appraisal in accordance with the following provisions if the holders of at least two-thirds of then outstanding Series 3-A Preferred Stock object in writing to the Board's determination within fifteen (15) days of their receipt of notice of such determination by the Board. A single appraiser shall be selected jointly by the holders of a majority of the Series 3-A Preferred Stock and the Company. If the holders of the Series 3-A Preferred Stock and the Company are unable to agree on an appraiser within twenty (20) days of the Board receiving notice of such holders' objection to the Board's determination, each shall immediately appoint an appraiser who shall determine such fair market value. If the lower of the appraised fair market values is not less than ninety percent (90%) of the higher appraised fair market value, the final fair market value of such consideration shall be the average of the appraised values. If the lower of the appraised values is less than ninety percent (90%) of the higher appraised value, the original appraisers shall appoint a final appraiser who shall pick one of the two prior values determined by the first two appraisers. All appraisal reports shall be completed no later than sixty (60)
days after the appointment of the appraiser engaged to render such appraisal. All appraisal fees and costs shall be paid by the Company; provided, however,
                                                              --------  -------
that if the final appraised value is no more than ten percent (10%) higher than that determined by the Board, the appraisal fees and costs shall be subtracted from the liquidation preference to be paid to the holders of the Series 3-A Preferred Stock.

                               V.     REDEMPTION.

     A.     Redemption  at  the  Option  of  the Company.  In the event that the
            --------------------------------------------
Conversion Conditions (as defined herein) are not satisfied prior to February 15, 2002 or the Conversion Conditions fail to be satisfied at any time on or after February 15, 2002, then at any time after June 30, 2002, the Company shall have the right, exercisable by delivery of written notice to each holder of shares of Series 3-A Preferred Stock (a "Mandatory Redemption Notice"), to
                                               ---------------------------
require the holders of the Series 3-A Preferred Stock to tender all of the shares of Series 3-A Preferred Stock held by such holders for redemption for a price per share equal to the Redemption Amount. The Company may not issue any Mandatory Redemption Notice unless the Company has on hand cash sufficient to effect the redemption and the payment of the Redemption Amount would not cause the Company to be in violation of the applicable provisions of the Delaware General Corporation Law ("DGCL") including Section 160 thereof. If the
                             ----

Conversion Conditions are satisfied prior to February 15, 2002, the Company shall not be entitled to issue a Mandatory Redemption Notice, so long as the Conversion Conditions remain satisfied.

     B.     Redemption at the Option of the Holders.  If at any time on or after
            ---------------------------------------
February 15, 2002, the Conversion Conditions are not satisfied, then each holder of the Series 3-A Preferred Stock shall have the right, at any time on or after the earlier of (x) June 30, 2002, and (y) the occurrence of a Bankruptcy Event, to require the Company to redeem all or any portion of the Series 3-A Preferred Stock held by such holder at a price per share equal to the Redemption Amount. In order to complete a redemption pursuant to this Section V.B., the Holder shall submit an executed notice setting forth the number of shares of Series 3-A Preferred Stock to be redeemed (a "Redemption Notice") and surrender the related Preferred Stock Certificates. Upon receipt of a validly executed and delivered Redemption Notice, the Company will immediately give written notice to all of the Holders of Series 3-A Preferred Stock. If the Conversion Conditions are satisfied prior to February 15, 2002, then the holders of the Series 3-A Preferred Stock shall not be entitled to redeem their Series 3-A Preferred Stock pursuant to clause (x) of this Section V.B, so long as the Conversion Conditions remain satisfied.

     C.     Redemption  Payments.  The  Company shall pay a holder of Series 3-A
            --------------------
Preferred Stock the Redemption Amount, in cash, with respect to each share of Series 3-A Preferred Stock within (i) ten (10) business days of the Company's receipt of a Redemption Notice or (ii) ten (10) business days of the Company's delivery of a Mandatory Redemption Notice, as the case may be. In the event the Company is not able to redeem all of the shares of Series 3-A Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Series 3-A Preferred Stock from such holders pro rata, based on the total number of shares of Series 3-A Preferred Stock included by such holder in its Redemption Notice relative to the total number of shares of Series 3-A Preferred Stock in all Redemption Notices; provided that the foregoing shall not be deemed to limit the
                    --------
Company's obligation to purchase shares of Series 3-A Preferred Stock hereunder. Upon delivery of a Redemption Notice or Mandatory Redemption Notice, the Company will be unconditionally obligated to effect the redemption of shares subject to the Redemption Notice or Mandatory Redemption Notice.

     D.     Capital  Impairment.  In the event that Section 160 of DGCL would be
            -------------------
violated by the redemption of any shares of Series 3-A Preferred Stock that are otherwise subject to redemption pursuant to Section V.B., the Company: (i) will redeem the greatest number of shares of Series 3-A Preferred Stock possible without violation of said Section pro rata among the shares of Series 3-A Preferred Stock which are subject to Redemption Notices; (ii) thereafter shall use its best efforts to take all necessary steps in order to remedy its capital structure in order to allow further redemptions without violation of said
Section (and not take any action inconsistent with so remedying such capital structure); and (iii) from time to time thereafter as promptly as possible, shall redeem remaining shares of Series 3-A Preferred Stock at the request of the holders to the greatest extent possible without causing a violation of
Section 160 of the GCL. In addition, and notwithstanding anything to the contrary contained in this Section V.D, so long as the Company is prevented from redeeming shares of Series 3-A Preferred Stock pursuant to this Section V.D, the Company shall be (and shall be deemed to be) in breach of the redemption obligations set forth in this Section V.D and a holder shall have all rights and remedies under this Certificate of Designation or otherwise at law for damages, with respect to such breach.

                             VI.     VOTING RIGHTS.

     A. The holder of each share of Series 3-A Preferred Stock shall have the right to one vote for each share of Common Stock to which such Series 3-A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholder's meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

     B. To the extent that under applicable law the vote of the holders of the Series 3-A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 3-A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority in interest of the Series 3-A Preferred Stock then outstanding (except as otherwise may be required by applicable law) shall constitute the approval of such action by the class.

                               VII.     CONVERSION

     A.     Right  to Convert.  At any time while the Conversion Conditions have
            -----------------
been satisfied, each holder of Series 3-A Preferred Stock may, at any time and from time to time, convert any or all of its shares of Series 3-A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock of the Company (any such shares issued pursuant to this Section VII, the "Conversion Shares") as is determined by dividing the sum of the Original Issue
 ------------------
Price  of  such  shares  and  the  Premium  Amount  by  the  Conversion  Price.

     B.     Automatic  Conversion.  At  any time while the Conversion Conditions
            ---------------------
have been satisfied, each share of Series 3-A Preferred Stock outstanding shall be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the sum of the Original Issue Price of such share and the Premium Amount by the Conversion Price immediately upon the date specified by a written notice ("Automatic Election Notice") delivered to the
                                    -------------------------
Company by the holders of not less than 75% of the outstanding shares of the Series 3-A Preferred Stock electing to effect the conversion. The Automatic Election Notice shall be delivered to the Company not less than ten (10) business days prior to the specified date of the automatic conversion. Within three (3) business days of receipt of the Automatic Election Notice, the Company shall provide written notice to all record holders of Series 3-A Preferred Stock of the election of such automatic conversion. Such notice shall state the date on which the automatic conversion shall occur and shall call upon the holders of Series 3-A Preferred Stock to deliver to the Company the certificates representing shares of Series 3-A Preferred Stock so converted (or, in lieu thereof, materials contemplated by Section VII.H., if applicable). Upon the delivery of such certificates (or, in lieu thereof, materials contemplated by Section VII.H., if applicable), the Company shall as soon as practicable, deliver to the transmitting holders (or at their direction) that number of shares of Common Stock issuable upon conversion of such shares of Series 3-A

Preferred Stock being converted, dated as of the date of such conversion. Such conversion shall be deemed to have been made (and the shares of Common Stock issued) on the date of such automatic conversion, and the holders of the Series 3-A Preferred Stock so converted shall be treated for all purposes as the record holder or holders of such Common Stock as of the date of such conversion specified in the Automatic Election Notice.

     C.     Mechanics  of  Conversion.  In order to effect a conversion pursuant
            -------------------------
to Section VII.A, a holder of Series 3-A Preferred Stock shall fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (in substantially the form attached hereto) to the Company or its transfer agent and shall surrender or cause to be surrendered personally or via a reputable overnight courier to the Company or its transfer agent the certificates representing the Series 3-A Preferred Stock being converted (the "Preferred Stock Certificates") duly
                                           ------------------------------
endorsed or accompanied by duly executed stock powers and (or, in lieu thereof, materials contemplated by Section VII.H., if applicable). Upon the delivery of a Notice of Conversion, the Company shall as soon as practicable, deliver to the Holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Series 3-A Preferred Stock being converted and
(y) a certificate representing the number of shares of Series 3-A Preferred Stock not being converted, if any. Such conversion shall be deemed to have been made (and the shares of Common Stock issued) immediately prior to the close of business on the date of surrender of the Preferred Stock Certificates (or such other later date specified in the Notice of Conversion), and the person entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all-purposes as the record holder of such shares of Common Stock on such date.

     D.     Conversion Price Adjustments.  The Conversion Price shall be subject
            ----------------------------
to  the  following  adjustments:

          (1)  Adjustment  for  Stock Splits and Combinations. If the Company at
              -----------------------------------------------
     any  time  or  from  time  to time after June 19, 2001 (the "Pricing Date")
                                                                  ------------
     effects a subdivision of the Common Stock of the Company, by stock split or otherwise, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the Pricing Date combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this
     Section VII.D(1) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (2)  Adjustment  for Certain Dividends and Distributions. In the event
               ---------------------------------------------------
     the Company at any time or from time to time after the Pricing Date either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (b) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is
     --------   -------
     not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Conversion Price shall be adjusted pursuant to this Section VII.D(2) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

          (3)  Adjustments  for  Other Dividends and Distributions. In the event
              ----------------------------------------------------
     the Company at any time or from time to time after the Pricing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that each holder of Series 3-A Preferred Stock shall receive the amount of securities of the Company which it would have received had such shares of Series 3-A Preferred Stock been converted for Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period hereunder with respect to the rights of such holder.

          (4) Adjustment for Recapitalization, Reclassification, or Exchange. If
              ---------------------------------------------------------------
     the Common Stock issuable upon the conversion of the Series 3-A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section VII.D), then and in any such event each holder of Series 3-A Preferred Stock shall be entitled to receive in exchange for its shares of Series 3-A Preferred Stock the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock into which the shares of Series 3-A Preferred Stock then held by such holder could be converted immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

          (5) Reorganizations, Mergers, Consolidations or Sales of Assets. If at
              -----------------------------------------------------------
     any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section VII.C) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that each holder of Series 3-A Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of Series 3-A Preferred Stock then held by such holder the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section VII.D with respect to the rights of each holder of Series 3-A Preferred Stock, after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section VII.D (including the number of shares deliverable upon conversion of the Series 3-A Preferred Stock) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.


          (6)     Sale  of  Shares  Below  Conversion  Price.
                  ------------------------------------------

               (a) If at any time or from time to time after the Pricing Date, the Company issues or sells, or is deemed by the express provisions of this Section VII.D(6) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section VII.D(2) and other than upon a subdivision or combination of shares of Common Stock as provided in Section VII.D(1), for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced to an amount equal to such Effective Price; and

               (b)  For the purpose of making any adjustment required under this
          Section VII.D(6), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (c) For the purpose of the adjustment required under this Section VII.D(6), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional

          Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the
                                          ----------------------
          Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (d)  "Additional Shares of Common Stock" shall mean all shares of
                     ---------------------------------
          Common Stock issued (or deemed issued hereunder) by the Company after the Pricing Date, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued upon conversion or exchange of the Series 3-A Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the Pricing Date; (B) shares of Common Stock issued upon conversion or exchange of the Series 2-A Preferred Stock pursuant to Section 7 of the Certificate of Designation creating the Series 2-A Preferred Stock; (C) shares of Common Stock issued upon conversion or exchange of the Series 1-A Preferred Stock pursuant to Article 4, Section C.5 of  the  Certificate  of  Incorporation;  (D)  shares  of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Company pursuant to a plan approved by the Board of Directors of the Company and (E) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements, and
          (F) shares of Common Stock issuable pursuant to the warrants, if any, which may be issued in connection with notes issued by the Company prior to July 15, 2001. The "Effective Price" of Additional Shares of
                                        ---------------
          Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section VII.D(6), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section
          VII.D(6),  for  such  Additional  Shares  of  Common  Stock.

          (7) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the holders of Series 3-A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.


     E.     Reservation  of  Stock  Issuable  Upon  Conversion.  Subject  to
            --------------------------------------------------
satisfying the Conversion Conditions, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 3-A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 3-A Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 3-A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.


     F.     Fractional  Shares.  No  fractional  share  shall be issued upon the
            ------------------
conversion of any share or shares of Series 3-A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 3-A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (determined as provided in Section IV.C).

     G.     Notices.  Any  notice required by the provisions of this Section VII
            -------
to be given to the holders of shares of Series 3-A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, return receipt requested, and addressed to each holder of record at his address appearing on the books of the Company.

     H.     Valid  Issue.  The  Company  will  ensure that all Conversion Shares
            ------------
issued pursuant to this Section VII, if any, will be duly and validly issued, full-paid and non-assessable, and free and clear of all encumbrances, liens, mortgages and any other rights of third parties whatsoever.

     I.     Lost  or  Stolen  Certificates.  Upon  receipt by the Company of (i)
            ------------------------------
evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (x) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (y) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if a holder of Series 3-A Preferred Stock contemporaneously requests the Company to convert such Preferred Stock.

                              VIII.     AMENDMENT.

     Any term relating to the Series 3-A Preferred Stock may be amended and the observance of any term relating to the Series 3-A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of 75% of the outstanding shares of the Series 3-A Preferred Stock. Any amendment so effected shall be binding upon the Company and any holder of the Series 3-A Preferred Stock.

                         IX.     PROTECTIVE PROVISIONS.

     So long as any shares of Series 3-A Preferred Stock remain outstanding, the Company shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series 3-A Preferred Stock, voting together as a single class:

     A. Increase or decrease (other than by conversion) the total number of authorized shares of Series 3-A Preferred Stock; or

     B. Amend the Certificate of Incorporation of the Company (including by way of a Certificate of Designations) to change the rights, preferences, privileges or limitations of the Series 3-A Preferred Stock, or authorize, create or issue any class of capital stock ranking senior (in terms of dividends, liquidation preference or redemption) to, or pari passu with the Series 3-A Preferred Stock.

     IN WITNESS WHEREOF, the undersigned officers have executed this Certificate of Designations, Preferences and Rights of Series 3-A Convertible Preferred Stock of Vsource, Inc. on the __ day of June, 2001.


                                    VSOURCE,  INC.


                                    /s/  Sandford  T.  Waddell
                                    --------------------------------------------
                                    Sandford T. Waddell, Chief Financial Officer

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION


ATTN:     CHIEF  EXECUTIVE  OFFICER

          CHIEF  FINANCIAL  OFFICER

The undersigned hereby irrevocably elects to convert (the "Conversion") the Face
                                                           ----------
Amount  of the Series 3-A Convertible Preferred Stock (the "Series 3-A Preferred
                                                            --------------------
Stock")  set  forth  below,  plus all accrued and unpaid dividends thereof, into
-----
shares  of  common  stock  ("Common  Stock")  of  Vsource,  Inc. (the "Company")
---                          -------------                             -------
according to the conditions of the Certificate of Designation, as of the date written below.

In the event of partial exercise, please reissue an appropriate certificate for the principal balance which shall not have been converted.


                                    Date of Conversion:_________________________
                                    Applicable Conversion Price:________________
                                    Face Amount of Preferred stock: ____________

                                    Number of Shares of Common Stock
                                    to be Issued upon conversion:_______________

                                    Signature:__________________________________

                                    Name:_______________________________________

                                    Address: ___________________________________

                                    Fax Number (for confirmation): _____________

cc:   ___________________ [Transfer Agent]

Acknowledged  And  Agreed:

VSOURCE,  INC.

By:___________________________________
Name:_________________________________
Title:________________________________   Date:__________________________________